EXHIBIT 10

[CISCO SYSTEMS CAPITAL

GRAPHIC APPEARS HERE]

THIRD AMENDMENT

To Master Agreement to Lease Equipment No. 1103

THIS THIRD AMENDMENT TO MASTER AGREEMENT TO LEASE EQUIPMENT NO. 1103 dated September 4, 2003 (this “Amendment”), is entered into by and between CISCO SYSTEMS CAPITAL CORPORATION (“Lessor”), and INTERNAP NETWORK SERVICES CORPORATION, a Delaware corporation (formerly a Washington corporation) (“Lessee”), and amends, and shall be deemed incorporated into, that certain Master Agreement to Lease Equipment between Lessor and Lessee dated as of January 20, 1998, as amended (the “Master Lease”) (such Master Lease having been previously amended by that certain Amendment and Amendment to Master Agreement to Lease Equipment No. 1103 and Schedules dated May 23, 2002 (the “First Amendment” and the Second Amendment thereto dated April 14, 2003 (the “Second Amendment”) which has been incorporated into the Master Lease), and is entered with reference to the following:

A.    Lessor has requested certain modifications to the financial covenants in the Master Lease.

B.    Lessor and Lessee have agreed to amend the Master Lease on the terms provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.    DEFINITIONS

(a)    All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Lease.

(b)    In addition to terms defined in the Lease, the following terms shall have the following meanings and shall be incorporated into the Master Lease, as amended hereby:

“Third Amendment” shall mean that certain Third Amendment to Master Agreement to Lease Equipment No. 1103 between Lessor and Lessee, dated September 4, 2003.

“Third Amendment Effective Date” shall mean the date when all of the conditions precedent set forth in Section 3 of the Third Amendment have been satisfied or otherwise waived in writing by Lessor.

2.    ACKNOWLEDGMENT OF LEASE OBLIGATIONS

Lessee hereby acknowledges, confirms and agrees that: (a) each of the Lease Documents to which it is a party has been duly executed and delivered to Lessor by Lessee, and each is in full force and effect as of the Third Amendment Effective Date, (b) the agreements and obligations of Lessee contained in such Lease Documents, including, without limitation, this Amendment, constitute the legal, valid and binding obligations of Lessee, enforceable against it in accordance with their respective terms, and Lessee has no valid defense to the enforcement of such obligations, and (c) Lessor is and shall be entitled to the rights, remedies and benefits provided for in the Lease Documents and applicable law.

3.    CONDITIONS PRECEDENT

(a)    Conditions to Effectiveness.

The effectiveness of this Amendment shall be conditional upon the following conditions having been satisfied or provided for in a manner satisfactory to Lessor:

(i)    Receipt of Lease Documents.  This Amendment shall have been duly executed by, and delivered to, Lessee and Lessor.

(ii)   No Events of Default.  Lessee shall not be in default under (i) any agreement with Lessor or Cisco Systems, Inc. or (ii) any agreement with any Person as a result of this Amendment.

(iii)  Representations and Warranties.  No representation or warranty by Lessee contained herein or in any of the other Lease Documents shall be untrue or incorrect in any material respect as of the Third Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated hereunder.

4.    FURTHER LESSEE REPRESENTATIONS AND COVENANTS

Lessee hereby represents and warrants to Lessor that:

(a)    The representations and warranties contained in the Second Amendment were true and correct in all material respects when made and, except to the extent (i) that a particular representation or warranty by its terms expressly applies only to an earlier date, (ii) Lessee has previously advised Lessor in writing as contemplated under the Master Lease, or (iii) amended by this Amendment, are true and correct in all material respects as of the date hereof.

(b)    Since April 14, 2003, no Material Adverse Change has occurred.

(c)    The consent of Silicon Valley Bank to Lessee’s execution, delivery and performance of this Amendment is not required under any of the agreements between Silicon Valley Bank and Lessee.

5.    AMENDMENT TO MASTER LEASE

The Master Lease shall be amended as follows:

(a)    Amendment to Financial Covenants.    Section 4(d) of the Appendix shall be amended and restated as follows:

“(d) From the period commencing on the Third Amendment Effective Date and ending on the date on which Lessee resumes payment obligations to Lessor under the Master Lease (the “Resumed Payment Date”), Lessee shall comply with each of the financial covenants set forth below:

(i)    Minimum Revenue.    Lessee shall have for each Fiscal Quarter ending prior to the Resumed Payment Date Minimum Revenue of not less than $32,500,000.

(ii)    Minimum EBITDA.    Lessee shall have for the Fiscal Quarter ending September 30, 2003 EBITDA of not less than $0 and for each Fiscal Quarter thereafter ending prior to the Resumed Payment Date EBITDA of not less than $1,000,000.

(iii)   Minimum Unrestricted Cash Balance.    The Unrestricted Cash Balance of Lessee shall not be less than $10,000,000 as of the end of the Fiscal Quarter ending prior to the Resumed Payment Date.”

(b)    Issuance of Stock.    In consideration of the foregoing, Lessee agrees (1) to issue to Lessor such number of shares of Lessee’s common stock, par value $.001 per share (“Common Stock”) that are equal to $250,000 in principal amount, based on the closing price of the Common Stock on the Nasdaq Small Cap Market on September 3, 2003; (2) to issue such shares of Common Stock, appropriately legended as to transfers and similar matters, to Lessor no later than September 14, 2003; and (3) to use its reasonable best efforts to cause a registration statement with respect to such shares of Common Stock to be filed with the U.S. Securities and Exchange Commission no later than September 14, 2003 and to be declared effective no later than November 4, 2003.

6.    MISCELLANEOUS

(a)    Further Assurances.    The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

(b)    Binding Effect.    This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(c)    Survival of Representations and Warranties.    All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Lessor shall affect the representations and warranties or the right of Lessor to rely upon them.

(d)    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(e)    Governing Law.    The governing law section set forth in the Master Lease shall apply to this Amendment.

(f)    Counterparts.    This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

(g)    Complete Agreement.    This Agreement together with other Lease Documents constitute the complete and final agreement of the parties hereto, and supersedes all prior or contemporaneous oral or written communications, proposals, and discussions, with respect to the subject matter hereof.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed by their authorized representatives as of the date first set forth above.

CISCO SYSTEMS CAPITAL CORPORATION, Lessor	INTERNAP NETWORK SERVICES CORPORATION Lessee

By:	By:

Title:	Title:

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